Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Chubb Limited of our report dated February 23, 2024 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Chubb Limited’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

May 22, 2024

PricewaterhouseCoopers LLP, Two Commerce Square, Suite 1800, 2001 Market Street, Philadelphia, PA 19103-7042
T: (267) 330 3000, F: (267) 330 3300, www.pwc.com/us